23

                               SCHEDULE 14A
                              (Rule 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE  14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.          )
Filed by the registrant                           X
Filed by a party other than the registrant
Check the appropriate box:
  Preliminary proxy
X Definitive proxy statement
  Definitive additional materials
  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Dynamics Research Corporation
             (Name of  Registrant as Specified in Its Charter)
                           Dynamics Research Corporation
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
X $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i) (1), or 14a-
6(i)(2).
  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transactions applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to
      Exchange Act Rule 0-111:
      (4) Proposed maximum aggregate value of transaction:

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
  and identify the filing for which the offsetting fee was paid previously. Identify
  the     previous filing by registration statement number, or the form or
schedule and the date of      its filing.
  (1)  Amount previously paid:
  (2)     Form, schedule or registration statement no.:
  (3)     Filing party:
  (4)     Date filed:
_______________
  1Set forth the amount on which the filing fee is calculated and state how
it was    determine.

                       DYNAMICS RESEARCH CORPORATION

                             60 Frontage Road

                      Andover,  Massachusetts  01810

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held April 25, 1995

To the Stockholders:

     The Annual Meeting of the stockholders of Dynamics Research
Corporation will be held at 3:30 p.m. on Tuesday, April 25, 1995 on the 33rd Floor of The State Street Bank and Trust Building, 225 Franklin Street, Boston, Massachusetts, for the following purposes:

     1. To fix the number of directors for the ensuing year and to elect the Class II Directors,

     2.  To approve the 1995 Stock Option Plan for Non-Employee Directors,

     3. To consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on March 10, 1995 will be entitled to receive notice of and to vote at the meeting.

                              By order of the Board of Directors,

                                John R. D. McClintock,
                                      Clerk

March 21, 1995
                            __________________


                                 IMPORTANT

All shareholders are urged to complete and mail the enclosed proxy promptly whether or not you plan to attend the meeting in person. The enclosed envelope requires no postage if mailed in the U.S.A. or Canada. Shareholders attending the meeting may revoke their proxies and personally vote on all matters which are considered. It is important that your shares be voted.


                       DYNAMICS RESEARCH CORPORATION
                             60 Frontage Road
                      Andover,  Massachusetts  01810
                             _________________
                              PROXY STATEMENT
                              ______________
                      ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 25, 1995
                             ________________
                                  GENERAL

     The accompanying proxy is solicited by the Board of Directors of Dynamics Research Corporation (the "Company") to be voted at the 1995 Annual Meeting of Stockholders.

     Proxies in the accompanying form will be voted as specified by the stockholders. If no specification is made, the proxy will be voted for the election of directors and for approval of the 1995 Stock Option Plan for Non-Employee Directors unless authority to vote has been withheld. A proxy may only be revoked by written revocation received by the Clerk of the Company prior to the exercise thereof.

     Stockholders of record at the close of business on March 10, 1995 are entitled to notice of, and to vote at the Annual Meeting. There were 5,625,448 shares of Common Stock, $.10 Par Value outstanding as of that date, each entitled to one vote.

     This proxy statement and enclosed proxy are being mailed to stockholders on or about the date of the Notice of Annual Meeting.

     The cost of solicitation of proxies will be borne by the Company. Employees of the Company may also solicit proxies by mail, telephone or personal interview.

                           ELECTION OF DIRECTORS

Term of Office

     Under Massachusetts law, the Board of Directors of the Company is classified into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The enclosed proxy will be voted to elect the persons named below, unless otherwise instructed, as Class II directors for a term of three years expiring at the 1998 Annual Meeting of Stockholders or until their respective successors are elected and qualified. If either nominee should become unavailable, proxies will be voted for a substitute nominee designated by management, or to fix the number of directors at a lesser number, unless instructions are given to the contrary. The current Board has no reason to expect that either nominee will be unavailable.
                                                  Year First Elected
Name           Age       Principal Occupation         A Director

               Nominees for Election as Class II Directors
                    Terms Expiring in l998

Francis J. Aguilar       62   Professor of Business Administration    1987
                         Harvard University Graduate School of
                         Business Administration

John S. Anderegg, Jr.    71   Chairman of the Company    1955

            Continuing Class I Directors - Terms Expiring in 1997

General James P. Mullins Executive Consultant            1991
   (USAF, ret.)       66

Thomas J. Troup          71   Vice Chairman and Director of 1962-1971
                         Burr-Brown Corporation        since 1980
                         (Manufacturer of Electronic Components)

           Continuing Class III Directorship - Term Expiring in 1996

Albert Rand    68        President and Chief Executive   1984
                         Officer of the Company

   The principal occupation of each of the above nominees and continuing directors has been that set forth above throughout the past five years.

   Dr. Aguilar is also a Director of Bowater, Inc. and Burr-Brown
Corporation. Mr. Anderegg is a Trustee of Ivy and MacKenzie Funds and a Director of Burr-Brown Corporation.

Board Meetings and Committees

   The Board of Directors held four meetings during 1994.

   The Audit Committee consisting of Dr. Aguilar, Mr. Troup and General Mullins reviews with the independent auditors the financial statements and reports issued by the Company, reviews the Company's internal accounting procedures, controls and programs and makes recommendations to the Board of Directors on the engagement of the independent auditors. During 1994, the Audit Committee held two meetings.

   The Compensation Committee, consisting of Dr. Aguilar and General Mullins, administers the 1993 Equity Incentive Plan, including granting of options and other awards under that plan, reviews the compensation policies of the Company and approves the compensation of the officers. During 1994, the Compensation Committee held two meetings.

   The Company does not have a standing nominating committee.

                          PRINCIPAL STOCKHOLDERS

Common Stock Ownership of Certain Beneficial Owners and Management

   As of March 10, 1995, the following table shows the beneficial ownership of Common Stock of the Company by all persons or groups known by the Company to be the beneficial owners of more that 5% of its outstanding stock, based on filings with the Securities and Exchange Commission, all directors, the executive officers listed in the Summary Compensation Table and all directors and executive officers as a group:

       Name and Address           Amount and Nature of Percent
       of Beneficial Owner         Beneficial Ownership     of Class
John S. Anderegg, Jr..............................................
724,099(1)                 12.87
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA  01810
Albert Rand...........................................................
308,770(2)                  5.49
  c/o Dynamics Research Corporation
  60 Frontage Road
  Andover, MA  01810
Francis J. Aguilar....................................................
17,667(3)                      *
James P. Mullins.....................................................
2,000                          *
Thomas J. Troup....................................................
1,537(4)                       *
John L. Wilkinson...................................................
10,280(5)                      *
Douglas R. Potter...................................................
22,100(6)                       *
DFA Investment Dimensions Group, Inc.................  372,312(7)      6.62
  c/o Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA  90401
All directors and executive officers as a group (7 persons) 1,086,453(8)
19.31
________
*Less than 1% of the outstanding shares of Common Stock.

All shares are held directly except as indicated.

(1)                      Includes 44,168 shares held by Mr. Anderegg as
custodian for his children, 64,321 shares held          in the estate of
Mrs. Anderegg, of which Mr. Anderegg is executor, and 17,172 shares owned by one of Mr. Anderegg's children who resides with him, as to all of which
he disclaims             beneficial ownership.
(2)                      Includes 189,980 shares which Mr. Rand has the
right to acquire on exercise of stock options           that are currently
exercisable or will be exercisable within 60 days of March 10, 1995.
(3)                      Includes 8,833 shares held in a pension plan of
which Dr. Aguilar has sole voting and                   investment powers.
(4)     Includes 986 shares held in a trust of which Mr. Troup is trustee.
(5)     Includes options to purchase 3,993 shares which are currently
exercisable or will be              exercisable within 60 days of March 10,
1995.
(6)     Includes options to purchase 3,667 shares which are currently
exercisable or will be              exercisable within 60 days of March 10,
1995.
(7)                      Dimensional Fund Advisors has the power to dispose
of these shares and shares the power to                 vote 78,195 of
these shares.  All shares are held in portfolios of DFA Investment
Dimensions               Group Inc., or the DFA Group Trust, for both of
which Dimensional Fund Advisors Inc.  serves as investment manager.
(8) Includes options to purchase 197,640 shares which are exercisable within 60 days of
  March 10, 1995.

                     COMPENSATION AND RELATED MATTERS

Compensation of Directors
  Directors who are not employees of the Company receive an annual fee of $20,000 for serving as directors. No additional compensation is paid to those directors who serve on a committee of the Board of Directors.

  The Company has a Deferred Compensation Plan under which non-employee directors may elect to defer their directors fees. Amounts deferred for each participant are credited to a separate account, and interest at the lowest rate at which the Company borrowed money during each quarter or, if there was no such borrowing, at the prime rate, is credited to such account quarterly. The balance in a participant's account is payable in a lump sum or in installments when the participant ceases to be a director. Mr. Troup and Dr. Aguilar deferred their 1994 director fees. Interest accrued for 1994 on the cumulative fees for each director was $4,349.

Executive Compensation

                        SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation paid to the President and Chief Executive Officer and each of the Company's other highly compensated executive officers (the "named executives") during or with respect to 1994, 1993, and 1992.
                           Annual          Long Term
                        Compensation      Compensation
  Name and                         Other     Shares All Other
 Principal                         Annual  UnderlyingCompensation
  Position   YearSalary ($)Bonus ($)Compensation ($)Options (#)      ($)
(1)
Albert Rand 1994235,000                              2,250                      2,249
 President &1993235,000                              2,249
 C.E.O.     1992225,00015,000(2)            26,620   2,182

John S. Anderegg, Jr.1994195,000                                2,250
 Chairman   1993195,000                              2,249
            1992195,000                              2,182

John L. Wilkinson  1994126,000                                  1,890
 V. P. of Human1993126,000                           1,871
 Resources  1992120,500                              1,874

Douglas R. Potter         1994     135,000                                         1,480
 V.P.of Finance &      1993          22,500(3)
11,000
 C.F.O.

     (1)  Consists of employer's match for the 401K plan.
     (2)  Paid in 1993 for performance in 1992.
     (3) Mr. Potter commenced employment with DRC on November 1, 1993. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

   The following table summarizes options exercised during 1994 and presents the value of unexercised options held by the named executives at fiscal year-end.

                                        Number of    Value of
                                    Shares UnderlyingUnexercised
                                       Unexercised In-the-Money
                                        Options at  Options at
          Options Exercised in 1994    12/31/94(#)12/31/94($)(1)

          Shares Acquired   Value    Exercisable/(E)Exercisable/(E)
   Name   on Exercise (#)Realized ($)Unexercisable(U)Unexercisable(U)

Albert Rand         31,018    $34,337181,107 E        $0 E
8,873 U

John L. Wilkinson        --        --   3,993E        $0 E

Douglas R. Potter        --        --   3,667E        $0 E
                                        7,333U        $0 U

(1) Based on market value at 12/31/94 of $2.75 per share less respective exercise prices.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The committee is composed of Dr. Aguilar and General Mullins, both of whom are independent non-employee directors and who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee meets formally and consults informally during the year. The Committee is responsible for recommending to the Board of Directors the compensation of all the officers of the Company and for reviewing the design and effectiveness of executive compensation policies. All awards of stock options and restricted stock to the Company's employees are made by the Committee.

Compensation Philosophy and Objectives

   The Company's executive compensation program consists of base salary, annual cash bonus incentives and long-term incentives in the form of stock options. Its objectives are four-fold:

       Provide base compensation that enables the Company to attract and
retain key                          executives.

       Provide executive officers with total direct remuneration which is competitive with similarly sized companies for comparable performance.

       Reward executives for outstanding achievements which clearly benefit the Company.

       Align the interest of the Company's executives with the long-term interests of shareholders.

   The executive compensation program provides an overall level of compensation opportunity which the Compensation Committee believes is competitive with other companies of comparable size and complexity. Actual compensation will vary with annual and long-term Company performance, as well as individual performance and longevity, and hence may be greater or less than actual compensation at other companies. The Committee uses its discretion to establish executive compensation at levels which in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee utilizes industry compensation data provided by nationally recognized compensation information sources.

Executive Compensation Program Components

   The particular elements of the compensation program are discussed more fully below:

   Base Salary. The Committee maintains base salary levels for executives that, based on its analysis of pertinent compensation data, are competitive with other companies of comparable size and complexity.

   Base salaries of executives are determined by the potential impact of the individual on the Company and its performance, salaries paid by other companies for comparable positions, individual performance against goals and the overall performance of the Company.

   Cash Bonuses. The Compensation Committee may approve discretionary cash bonuses as a means of rewarding executives (and other employees) for significant Company and individual performance. These cash awards are not based on a specific formula; rather, they are intended to be compensation in recognition of outstanding accomplishments that result in clearly quantitative or qualitative benefit to the Company.

   Long-Term Incentives. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company aligns the long-term interests of management and shareholders and is an important incentive and contributing factor toward building shareholder value. Stock options, therefore, are granted at the market value of the common stock on date of grant. The value received by the executive from a stock option granted depends on increases in the market price of the Company's common stock during the term of the option. Consequently, the value of the compensation is proportionate to increases in shareholder value. Grants of stock options are made by the Compensation Committee in its discretion based both upon the executive's actual contribution to the Company's current performance and his expected contribution toward meeting the Company's long-term financial/strategic goals.

CEO Compensation

   Mr. Rand's salary increase from 1992 to 1993 reflects the Committee's judgment on the Company's financial performance in 1992 and progress in attaining strategic objectives and Mr. Rand's personal contributions. In accordance with the above compensation philosophy, the Committee did not increase Mr. Rand's base salary for fiscal 1994.

                                   The Compensation Committee
                                   of the Board of Directors:

                                   Francis J. Aguilar
                                   James P. Mullins

Performance Comparison

   The following table illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 29, 1989 in each of (i) the Company's common stock, (ii) the NASDAQ Stock Market - Composite U.S. Index and (iii) a Peer Group of companies as listed below:


       Dynamics Research Corporation              NASDAQ Composite
Peer Group
1989         100                  100               100
1990          80                   85               112
1991          83                  136               151
1992          87                  159               183
1993          97                  181               193
1994          64                  177               220
Companies in Self- Determined Peer Group:
     Analysis & Technology Inc.    CACI International Inc.
     Comarco Inc.                  Geodynamics Corp.
     Intermetrics Inc.             Nichols Research Corp.
     Perceptronics Inc.


Severance Agreements

  The Company has severance agreements with Messrs. Anderegg and Rand. Under these agreements, the Company agrees to pay severance benefits to each such executive if his employment is terminated for any reason other than for cause (as defined in the agreements) or if the executive terminates his employment as a result of a specified justification, within two years following a change of control of the Company. A change in control includes the acquisition of 20% or more of the combined voting power of the Company's then-outstanding securities, other changes in control of a kind required to be reported by certain regulatory authorities, and certain changes in membership of the Board of Directors. Under the agreements, the executive is entitled to a severance payment equal to 299 % of his average annual base salary and bonus for the two calendar years immediately prior to a change in control. In addition, the executive is entitled to certain other benefits, including the acceleration of the exercisability of outstanding stock options, continued participation for up to three years in life, accident, medical, health and other similar plans and programs in which the executive participated prior to the change in control, and the payment by the Company of any legal fees and expenses incurred as a result of such termination of employment. At the option of the executive, the payments or benefits payable under the agreement may be decreased to the extent necessary to avoid any excise taxes payable as a result of the severance benefits. Such severance payments would not be reduced for compensation received by the executive from any new employment. Under these agreements, based on the current compensation as of March 10, 1995, change of control cash severance payments would be approximately $583,050 and $702,650 for Messrs. Anderegg and Rand, respectively.

Indemnification Agreements

  The Company has indemnification agreements with each of its directors. Each indemnification agreement entitles the director to be indemnified by the Company for any liabilities and expenses incurred in connection with the defense or disposition of any legal claim or action brought or threatened against him or her by reason of (i) being or having been a director of the Company or (ii) serving or having served at the Company's request as a director of another organization or in any capacity with respect to an employee benefit plan. The indemnification agreement also requires the Company to advance payment for any expenses incurred by a director in connection with such an action. However, a director will not receive indemnification under the agreement if he or she is found not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Company. The indemnification provided under the indemnification agreement is required whether or not an action is brought asserting that the director seeking indemnification acted unlawfully or acted to create an improper personal benefit, unless the director is actually found not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the Company. The rights under the indemnification agreement are in addition to any rights of indemnification the director may have under the Company's Articles of Incorporation or By-laws or otherwise and are not subject to any limitations which may be contained in the Company's Articles of Incorporation or By-laws.


Pension Plan

  The following table sets forth the annual benefits payable as a life annuity which would be payable under the Company's noncontributory defined benefit Pension Plan at normal retirement at age 65 to participants having the years of service and average annual earnings as indicated in the table, assuming all such participants attained age 65 in 1994:

                  ESTIMATED ANNUAL BENEFIT FOR YEAR 1994

 Average                 Estimated Annual Benefit
 Annual               For Indicated Years of Service
 Earnings            15        20        25     30 or more
$100,000          $17,601   $23,468   $29,335   $35,202
$125,000          $22,601   $30,135   $37,668   $45,202
$150,000*         $27,601   $36,801   $46,001   $55,202

 Frozen Benefit - Accrued through 12/31/93*

$175,000          $32,601   $43,468   $54,334   $65,201
$200,000          $37,601   $50,134   $62,668   $75,201
$225,000          $42,600   $56,801   $71,001   $85,201
$235,840          $44,768   $59,691   $74,614   $89,537

 *Maximum Plan Compensation for 1994 is $150,000.

  Employee's are entitled to the greater of: benefit accrued through 12/31/93 (calculated on prior years wage caps) or benefit based on the new $150K wage cap.

  As of March 10, 1995, Messrs. Anderegg, Rand, Wilkinson and Potter had 38, 35, 13 and 1 year of service, respectively, for purposes of the Pension Plan.

  All employees of the Company, who complete a year of service, including the individuals named in the compensation table above, are eligible to earn benefits under the Pension Plan. Upon retirement the benefits under the Pension Plan vary depending upon the participant's age at retirement, years of service with the Company and average annual earnings for the five consecutive highest years of service in the ten years prior to termination. The amount of annual retirement benefits is determined by a formula which applies years of service to a basic defined benefit, which, in the case of a participant with at least 30 years of service, is .6833% of the average of the 5 highest consecutive years of compensation in the last 10 years worked plus .65% of such average annual earnings which exceed Social Security Covered Compensation, but not less than (a) $60 multiplied by his or her years of service or (b) the benefit which had accrued as of December 31, 1987 under the Company's prior retirement program. Compensation reflects the amounts shown under salary in the Summary Compensation Table. The Pension Plan limits the compensation taken into account for purposes of determining the benefit under the Pension Plan to the maximum permissible under the Internal Revenue Code, which for 1994 was $150,000. Social Security Covered Compensation means the dollar amount which represents the average of the maximum wages subject to Social Security tax for each year of the participant's working career. The benefits under the Pension Plan are payable in various annuity forms and are subject to maximum limits in certain circumstances.

Savings & Investment (40lk) Plan

  The Company also maintains a cash or deferred plan under which employees with at least three months of service may reduce their compensation and have such amounts ("elective deferrals") contributed to the plan on their behalf. The Company contributes to the plan an amount equal to 25% of the employee's elective deferrals which do not exceed 6% of the employee's compensation. The elective deferrals are invested in one or more collective investment funds at the participant's direction, and are paid to the employee in a lump sum when employment terminates. The Company's contributions are invested in guaranteed investment contracts and are paid to the employee in a lump sum at date of termination, subject to forfeiture of any non-vested portion if termination occurs within the first five years of employment.

Equity Incentives

  The 1993 Equity Incentive Plan (1993 Plan) provides for the award of either incentive or non-qualified stock options, stock appreciation rights, restricted and unrestricted stock awards and deferred stock awards. As of March 10, 1995, 440,000 shares of the Company's common stock were reserved for issuance under the 1993 Plan, options to purchase 88,000 shares were outstanding and 352,000 shares were available for future grants. The option price shall not be less than the fair market value at the time of grant and the term of the option may not exceed ten years. The employees of the Company eligible to participate in the 1993 Plan and the awards granted to participants in the Plan are determined by the Compensation Committee. Options to purchase 338,895 shares also remain outstanding under the Company's 1983 Stock Option Plan (1983 Plan) which terminated in 1993.

       APPROVAL OF 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Company's 1995 Stock Option Plan for Non-Employee Directors (the "Directors Option Plan") was adopted by the Board of Directors of the Company on March 17, 1995. The Directors Option Plan is designed to advance the Company's interest by enhancing its ability to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to align the interest of those directors more closely with stockholders. Stockholders are being requested to approve the Directors Option Plan at the Annual Meeting. The following summary is qualified in its entirety by the full text of the Directors Option Plan that appears as Exhibit A to this Proxy Statement.


     Pursuant to the Directors Option Plan, beginning on the date of the Annual Meeting, each director who is not an employee of the Company who is serving as a director following the Annual Meeting will initially be granted an option to purchase 5,000 shares of Common Stock. If any new non-employee directors are subsequently elected, they will also receive an option to purchase 5,000 shares. On the date of each annual meeting after the initial grant, each eligible director who is reelected or continuing will be granted an option to acquire an additional 1,000 shares of Common Stock. Dr. Aguilar, General Mullins and Mr. Troup are currently the only eligible directors and, assuming they continue as directors at the Annual Meeting, each will be awarded an option for 5,000 shares of Common Stock.

     The exercise price of options under the Directors Option Plan will be 100% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, by tendering shares of Common Stock, by having the Company hold back from the shares transferred upon exercise stock having a fair market value equal to the exercise price, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or by any combination of the foregoing. Each option will be non-transferable except upon death, will expire 10 years after the date of grant and will become exercisable to the extent of one-third of the shares covered thereby on each of the first, second and third anniversaries of the date of grant. If a director dies, or otherwise ceases to be a director, prior to the date the option becomes exercisable, all options not then exercisable will immediately terminate. Any exercisable options will remain exercisable for a period of one year following death or three months following other termination of the individual's status as a director, but in no event beyond the tenth anniversary of the date of grant. Upon a merger in which the Company is not the surviving corporation or that results in the acquisition of all of the Company's stock by a single person or entity or by a group of persons or a sale of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company, all options not at the time exercisable will become immediately exercisable 20 days prior to the date of the stockholders meeting to vote upon any such merger, consolidation sale, dissolution, or liquidation as set forth in the related proxy statement, or if there shall be no such meeting, 20 days prior to the effective date of any such transaction and will terminate upon the consummation of the transaction. In the event such a transaction is to be accounted for as a pooling of interests, the Company shall provide for the surviving or acquiring corporation or an affiliate thereof to grant each holder of an option hereunder outstanding at the time of the transaction a replacement option on substantially equivalent terms. A total of 100,000 shares of Common Stock has been reserved for issuance under the Directors Option Plan, subject to adjustment for stock splits and similar events.

     For federal income tax purposes, options under the Directors Option Plan are treated as nonstatutory options. In general, the optionee has no taxable income at the time of grant of a nonstatutory option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price, and a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss to the optionee, and the Company is not entitled to a corresponding deduction.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

     This summary does not purport to be complete or to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     Recommendation of the Board of Directors: "FOR" this Proposal

     The Board of Directors believes that the adoption of the Directors Option Plan will promote the interests of the Company and the stockholders and help the Company to attract and retain qualified non-employee directors. Accordingly, the Board of Directors has approved the adoption of the Directors Option Plan and recommends that the stockholders vote "FOR" the proposal to adopt the Directors Option Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

  To approve the Directors Option Plan, the vote of holders of a majority of the shares present or represented and entitled to vote on the proposal at the meeting is required.

             QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  The nominees for election as Class II directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. A majority of the votes properly cast on the matter is necessary to approve the action proposed in Item 2 of the accompanying Notice of Annual Meeting.

  An abstention will have the effect of a vote against the 1995 Stock Option Plan for Non-Employee Directors proposal, while a broker non-vote (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) will have no effect on the outcome.

  The election inspectors will count the total number of votes cast "for" approval of Items 1 and 2 for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have the discretionary authority to vote on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining a quorum, but neither abstentions nor broker non-votes have any effect on the outcome on voting on the matter.

                               AUDIT MATTERS

  Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen & Co., certified public accountants, as auditors for the Company for the fiscal year ending December 30, 1995. Arthur Andersen & Co. has served as the Company's independent auditors since 1957. A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

                             OTHER INFORMATION

Stockholder Proposals for Fiscal 1995 Annual Meeting

  Proposals of stockholders submitted for consideration at the next annual meeting of stockholders must be received by the Company no later than November 15, 1995 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Other Business

  The Board of Directors does not know of any business which will be presented to the Annual Meeting other than that referred to in the accompanying notice. If other business properly comes before the Annual Meeting, it is intended that the proxies will be voted in the judgment of the persons voting the proxies unless specific instructions to the contrary are given.



                         By the Order of the Board of Directors



                         John R. D. McClintock
                         Clerk

Andover, Massachusetts
March 21, 1995

                                 EXHIBIT A

                       DYNAMICS RESEARCH CORPORATION

             1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.   PURPOSE

     The purpose of this 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of Dynamics Research Corporation (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to align the interest of those directors more closely with the stockholders.

2.   ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, the references in the Plan to the "Committee " shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan,
(a) to grant options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan.
Such determinations of the Committee shall be conclusive and shall bind all parties.

3.   EFFECTIVE DATE AND TERM OF PLAN

     Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, subject to approval by the shareholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of the Company's common stock (the "Stock") that may be delivered upon the exercise of options granted under the Plan shall be 100,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     5.   ELIGIBILITY FOR OPTIONS

     Directors eligible to receive options under the Plan ("Eligible Directors") shall be those directors who are not employees of the Company or of any subsidiary of the Company.

     6.   TERMS AND CONDITIONS OF OPTIONS

     (a) Number of Options. On the date of the first annual meeting of stockholders following the adoption of this Plan each Eligible Director who is elected, re-elected or continuing as a director on such date shall be awarded on such date an option covering 5,000 shares of Stock; thereafter, at each annual meeting or meeting of the board of directors at which a new Eligible Director is elected to the Board or following the election by the Board of a new Eligible Director to the Board, he or she shall be awarded an option covering 5,000 shares of Stock; and at each annual meeting subsequent to the annual meeting at which the initial grant was made to an Eligible Director and at which he or she is reelected or is continuing as a director, he or she shall be awarded an additional option covering 1,000 shares of Stock.

     (b) Exercise Price. The exercise price of each option shall be 100% of the fair market value per share of the Stock on the date the option is granted. In no event, however, shall the option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, (A) the fair market value of a share of Stock on any date shall be the Closing Price on such day or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price; and (B) the "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day.

     (c) Duration of Options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.



     (d)  Exercise of Options.

     (1) Each option shall become exercisable to the extent of one-third of the shares covered thereby on each of the first, second and third anniversaries of the date of grant.

     (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of shares for which the option is exercised.

     (3)  The Committee shall have the right to require that the individual
exercising     the option remit to the Company an amount sufficient to
satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the employer with regard to such taxes) prior to the delivery or any Stock pursuant to the exercise of the option. If permitted by the committee the individual exercising the option may elect, at such time and in such manner as the Committee may prescribe, to have the Company hold back from the transfer Stock having a value calculated to satisfy such withholding obligation. In the case of an individual subject to Section 16(b) of the Exchange Act, no such election shall be effective unless made in compliance with the applicable requirements of Rule 16b-3 or any successor Rule under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (4) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price; (iii) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the exercise price; (iv) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the purchase price; or (v) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the option holder.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (f) Nontransferability of Options. No option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by him or her.

     (g) Death. Upon the death of any Eligible Director granted options under this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of that one-year period, such options shall terminate to the extent not previously exercised.

     (h) Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate.
Options that are exercisable on the date or termination shall continue to be exercisable for a period of three months (subject to Section 6(c)). After completion of that three-month period such options shall terminate to the extent not previously exercised, expired or terminated.

     (i) Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company, all options hereunder will terminate; provided, that 20 days prior to the scheduled date of the stockholders meeting to vote upon any such merger, consolidation sale, dissolution, or liquidation as set forth in the related proxy statement, or if there shall be no such meeting, 20 days prior to the effective date of any such transaction, all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable, and provided, further that in the event such a transaction is to be accounted for as a pooling of interests, the Company shall provide for the surviving or acquiring corporation or an affiliate thereof to grant each holder of an option hereunder outstanding at the time of the transaction replacement options on substantially equivalent terms.



     7.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT,
          TERMINATION AND EFFECTIVENESS

     Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

     The Committee may at any time terminate the Plan as to any further grants of options. The Committee may at any time or times, but in no event (except to comply with the provisions of the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder) more than once in any six-month period, amend the Plan for any purpose which may at the time by permitted by law; provided, that except to the extent expressly required or permitted by the Plan, no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the Exchange Act.

PROXY
                       DYNAMICS RESEARCH CORPORATION

               Annual Meeting of Stockholders-April 25, 1995

   The undersigned hereby appoints John S. Anderegg, Jr., Douglas R. Potter and Albert Rand, with power of substitution to each, and hereby authorizes them to represent and to vote as designated below, at the Annual Meeting of Stockholders of Dynamics Research Corporation (the "Company") on April 25,
1995 at 3:30 P.M. Boston time, and at any adjournments thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present.

   The Board of Directors recommends a vote FOR:

   1.  Fixing the number of Directors and Election of Class II Directors

   FOR nominees listed below, except as indicated.    WITHHOLD AUTHORITY to vote
for                                     nominees listed below.
    Dr. Francis J. Aguilar
    John S. Anderegg, Jr.                      ABSTAIN

   (INSTRUCTIONS:to withhold authority to vote for any individual, write his name on the line below.)
____________________________________________________________________________
_________

   2.  To approve the 1995 Stock Option Plan for Non-Employee Directors.

       FOR                   AGAINST              ABSTAIN



Account NumberNo. of Shares                Proxy No.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE
VOTED FOR ITEM 1 AND ITEM 2.  IN THEIR DISCRETION, THE PROXIES ARE
AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                 Dated................................., 1995



............................................................
                                           Signature


............................................................
                                           Signature

                                 Please mark, date and sign as your name appears
hereon
                                 and return in the enclosed envelope. If signing
as an
                                 attorney, executor, administrator, trustee,
guardian or
                                 other representative capacity, please give your
full title
                                 as such.